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                                                                     EXHIBIT 3.2

                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                            MOHAWK INDUSTRIES, INC.


     MOHAWK INDUSTRIES, INC., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), DOES HEREBY
CERTIFY:

     FIRST:    That on February 27, 1998 the Board of Directors of the
Corporation adopted resolutions setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and submitting the proposed amendment to the stockholders of the Corporation for their consideration and approval. The proposed amendment is as follows:

     NOW, THEREFORE, BE IT HEREBY RESOLVED, that the Board of Directors deems it advisable that the following amendment (the "Amendment") to the Corporation's Restated Certificate of Incorporation be adopted:

           "RESOLVED, that the Restated Certificate of Incorporation of the Corporation, as in force and effect on the date hereof, be and hereby is, amended by deleting the introductory paragraph of Article 4 in its entirety and by substituting in lieu thereof the following:

                 4. Authorized Capital. The aggregate number of shares of stock which the Corporation shall have authority to issue is 150,060,000 shares, divided into two
           (2) classes consisting of 150,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and 60,000 shares of preferred stock, par value $.01 per share ("Preferred Stock")."

     SECOND:   That thereafter on May 21, 1998, the stockholders of the
Corporation approved the proposed amendment.

     THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, Mohawk Industries, Inc. has caused this certificate to be signed by a duly authorized officer this 2nd day of June, 1998.

                                            MOHAWK INDUSTRIES, INC.


                                            By:   /s/ Barbara B. Lance
                                               ------------------------------
                                               Barbara B. Lance
                                               Secretary